UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2015 (February 5, 2015)

AMERICAN ENERGY CAPITAL PARTNERS – ENERGY RECOVERY PROGRAM, LP

(Exact name of Registrant as specified in its charter)

Delaware	333-192852	46-4076419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, New York 10022
(Address, including zip code, of principal executive offices)
(212) 415-6500
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 5, 2015, American Energy Capital Partners – Energy Recovery Program, LP (the “Company”) engaged Hein & Associates LLP (“Hein”) as its new independent registered public accounting firm for the fiscal year ended December 31, 2014.

Since the Company’s establishment in October 2013 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through February 5, 2015, neither the Company nor anyone acting on behalf of the Company, consulted Hein regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN ENERGY CAPITAL PARTNERS – ENERGY RECOVERY PROGRAM, LP

February 6, 2015	By:	American Energy Capital Partners GP, LLC,
its general partner

	By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Chief Executive Officer and President